UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 8, 2010
America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
          On June 8, 2010, America Service Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. There were 7,451,575 votes present at the 2010 Annual Meeting in person or by proxy, representing approximately 82.94% of the total outstanding eligible to vote. Each of the individuals named below was elected a director of the Company at the 2010 Annual Meeting to serve as a director until the 2011 Annual Meeting or until his successor is duly elected and qualified. The results of the vote for election of directors to the Company’s Board of Directors were as follows:

Director	Votes For	Votes Withheld	Broker Non Votes
Burton C. Einspruch, M.D.	6,010,178	85,632	1,335,136
William M. Fenimore, Jr.	6,010,178	85,632	1,335,136
John W. Gildea	6,010,178	85,632	1,335,136
Richard Hallworth	5,960,896	134,914	1,335,136
John C. McCauley	6,010,178	85,632	1,335,136
Michael W. Taylor	4,971,193	1,124,617	1,335,136
Richard D. Wright	5,939,376	156,434	1,335,136
          Stockholders also voted on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the vote were as follow:

	Votes For	Votes Against	Votes Abstained
	7,425,474	4,943	529

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: June 9, 2010	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer